Exhibit 99.1
Gossamer Bio Announces 1-for-80 Reverse Stock Split

September 9, 2026

SAN DIEGO—(BUSINESS WIRE)— September 9, 2026 — Gossamer Bio, Inc. (Nasdaq: GOSS) (the “Company” or “Gossamer”), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease, today announced that its board of directors (the “Board”) has selected a 1-for-80 reverse stock split of the Company’s common stock and a proportionate reduction in the number of authorized shares of common stock (and a corresponding decrease in the total number of authorized shares of capital stock). At a special meeting held on July 14, 2026, the Company’s stockholders approved thirty alternate amendments to the Company’s amended and restated certificate of incorporation to effect a reverse stock split at one of thirty reverse stock split ratios, with the exact ratio to be determined by the Board.

The reverse stock split is intended to help the Company regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market.

The reverse stock split is expected to become effective at 11:59 p.m. Eastern Time on September 10, 2026. Shares of the Company’s common stock are expected to begin trading on a split-adjusted basis on the Nasdaq Global Select Market at market open on September 11, 2026 under the existing trading symbol “GOSS” and a new CUSIP number of 38341P 201.

In connection with the reverse stock split, every 80 shares of the Company’s common stock issued and outstanding immediately prior to the effective time will be automatically reclassified and combined into 1 share of common stock.

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, the Company will issue to holders of record who are entitled to a fraction of a share as a result of the Reverse Stock Split, a fraction of a share of common stock as is necessary to round up to the nearest whole share. For shares held through The Depository Trust Company ("DTC"), fractions of shares will be issued as is necessary to round up to the nearest whole share at the DTC participant level. Brokers, banks or other nominees holding shares in "street name" will be instructed to effect the reverse stock split for their beneficial holders; however, such brokers, banks or other nominees may apply their own specific procedures for processing the reverse stock split.

In connection with the authorized share reduction, the number of authorized shares of common stock will be reduced from 4,000,000,000 to 50,000,000, and the total number of authorized shares of capital stock will be correspondingly reduced from 4,070,000,000 to 120,000,000.

Upon the effectiveness of the reverse stock split, the conversion rates of the Company’s outstanding convertible notes, the number of shares of common stock issuable upon exercise of outstanding warrants and prefunded warrants and the exercise prices thereof, and the number of shares subject to outstanding equity awards under the Company’s equity incentive plans (and the applicable exercise prices thereof), will each be proportionately adjusted pursuant to their respective terms and as determined by the Board to reflect the 1-for-80 reverse stock split ratio. In addition, the number of shares reserved for future issuance under the Company’s equity incentive plans will be proportionately reduced.

The reverse stock split has no effect on the par value of the Company’s common stock. Immediately after the reverse stock split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes that will result from the treatment of fractional shares.

Computershare Trust Company, N.A. is acting as the transfer agent and, along with its affiliate Computershare, Inc., the exchange agent for the reverse stock split. Stockholders who hold registered shares in book-entry form at Computershare Trust Company, N.A. are not required to take any action to receive split-adjusted shares. Stockholders who hold shares through a broker, bank or other nominee will have their positions automatically adjusted and are not required to take any action.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2026, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://www.gossamerbio.com/.

About Gossamer Bio

Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.

Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the expected timing and effectiveness of the reverse stock split and authorized share reduction, the anticipated adjustments to the Company’s outstanding convertible notes, warrants, prefunded warrants and equity awards, the anticipated impact of the reverse stock split on the Company’s ability to regain compliance with the Nasdaq minimum bid price requirement and the other effects of the reverse stock split, including the expected issuance of additional fractional shares of common stock as is necessary to round up to the nearest whole share. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the reverse stock split may not result in a sustained increase in the price of the Company’s common stock and may not satisfy the Nasdaq minimum bid price requirement; any delay in the planned reverse stock split; the reverse stock split may impact our results of operations, business operations and reputation as well as the trading prices and volatility of the common stock; unstable market and economic conditions and changes in healthcare legislation, tariffs and trade policies may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry; and other risks described in the Company’s prior press releases and the Company’s filings with the SEC, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

For Investors and Media:
Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com